                                                                   EXHIBIT 10.05



                           CORNISH & CAREY COMMERCIAL

                                       C&C

                               ONCOR INTERNATIONAL

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------

1.      PARTIES:
        This Sublease is made and entered into as of June 1, 1998, by and between SaRonix, a California Corporation ("Sublandlord"), and Broadbase Information Systems, Inc., a California Corporation ("Subtenant"), under the Master Lease dated November 18, 1997, between WHSUM Real Estate Limited Partnership, a Delaware Limited Partnership, as "Lessor" and Sublandlord under this Sublease as "Lessee." A copy of the Master Lease is attached hereto as Attachment I and incorporated herein by this reference.

2.      PROVISIONS CONSTITUTING SUBLEASE:

        2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform all of the obligations of "Lessee" under the Master Lease to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas, except as specifically set forth herein. Sublandlord hereby agrees to cause Lessor under the Master Lease to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Subtenant's use of the Common Areas. Subtenant shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party, but will at all times in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease or subletting the Premises to any other third party. If Sublandlord exercises its right, if any, to terminate the Master Lease, the Sublandlord shall reimburse Subtenant for the remaining portion of unamortized (on straight line basis) Tenant Improvement costs as outlined on Addendum #1 Paragraph 2. The full unamortized Tenant Improvement costs are to be paid by Sublandlord when Subtenant is required to vacate the Subleased Premises.

                                       C&C

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------


        2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and the terms and conditions specifically set forth in this Sublease, shall constitute the complete terms and conditions of this Sublease, except that the following paragraphs shall be superseded by this Sublease Agreement:

               Section 1, 2.1, 2.2, 3, 4, 5, 15.1, 15.2, 24, 31.10 with
               modification, 38, Exhibit B, Exhibit F and Addendum 1.

        2.3 Notwithstanding anything to the contrary contained in the Master Lease, the Consent to Subletting or in this Sublease (by incorporation of provisions of the Master Lease such as Section
               29.5 of the Master Lease or otherwise), no officer and no director of Sublessee has agreed or does agree to defend, indemnify or hold harmless Sublandlord, Landlord or anyone else with respect to any claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings, costs, or other matters arising at any time in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of "Hazardous Materials" (as defined in the Master Lease) on, in or about the "Premises," the "Common Areas," the "Building," the "Lot," and/or the "Park" (as such terms are defined in the Master Lease). Accordingly, without limitation, the references to "Tenant's officers and directors" in Section
               29.5 of the Prime Lease are not incorporated into the Sublease. This is acceptable as long as Subtenant's use does not change with regard to Hazardous Materials.

3.      SUBLEASED PREMISES AND RENT:

        3.1    Subleased Premises:
               Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 20,941+/- square feet, located at 141 Jefferson Drive, Menlo Park, CA. (Fronting Constitution Drive.) The Sublease shall be that portion of Exhibit A to the Master Lease as designated in Exhibit A to this Sublease Agreement.

        3.2    Rent
               Subtenant shall pay to Sublandlord as Base NNN Rent for the Subleased Premises the sum of Forty Thousand Two Hundred Six and 72/100 Dollars ($40,206.72) per month, without deductions, offset, prior notice or demand. One month's Base Rent shall be paid upon the Commencement Date. Rent shall be payable by Subtenant to Sublandlord in consecutive monthly installments on or before the first day of each calendar month during the Sublease Term. If the Sublease

                                       C&C

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------


               Commencement Date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease Commencement Date or on the first day of the calendar month in which the Sublease termination date occurs, respectively. Additionally, Subtenant shall pay all operating expenses on a prorated basis per the Master Lease. Utilities shall be paid monthly by Subtenant on a prorated basis using a formula of $0.173/square foot ($3,619.00 per month - See attached algorithm). The Base Rent shall be adjusted per the following schedule.

                           Month                  Monthly Base Rent
                           -----                  -----------------
                           01-12                     $40,207.00
                           13-24                     $41,714.75
                           25-36                     $43,282.81
                           37-45                     $44,913.59

        3.3    Security Deposit:
               In addition to the Rent specified above, Subtenant shall pay to Sublandlord One Hundred Sixty Five Thousand Five Hundred Thirty Four and 59/100 Dollars ($165,534.59) as a non-interest bearing Security Deposit upon the execution of the Sublease Agreement. Said Security Deposit shall be split into two categories (i) $120,621.00 which shall be credited against rent accruing with respect to periods prior to November 1, 1998 in the event the Commencement Date occurs before November 1, 1998 and (ii) $44,913.59 which will be held throughout the Sublease Term. Sublandlord shall return to Subtenant, within ten days after Subtenant has vacated the Subleased Premises, the Security Deposit (category ii) less any sums due and owing to Sublandlord. The balance of the category (i) security deposit which was not credited against rent accruing prior to November 1, 1998 shall be applicable to the monthly base rent beginning in the first month of the lease term occurring after October 1998 and every month thereafter at a monthly rate equal to the balance divided by the number of months in the Sublease Term.

4.      RIGHTS OF ACCESS AND USE:

        4.1    Use:
               Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublandlord and Master Landlord consent in writing to other uses prior to the commencement thereof.

                                       C&C

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------


5.      SUBLEASE TERM:

        5.1    Sublease Term:
               The Sublease Term shall be for the period commencing on the later of (i) the date Sublandlord offers possession of the entire Subleased Premises to Subtenant, or (ii) November 1, 1998 (the "Commencement Date") subject to the provisions of Addendum Paragraph 1, and continuing through July 31, 2002. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

        5.2    Inability to Deliver Possession:
               In the event Sublandlord is unable to deliver possession of the entire Subleased Premises at the commencement of the term, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Subtenant shall not be liable for Rent until such time as Sublandlord offers to deliver possession of the entire Subleased Premises to Subtenant, but the term hereof shall not be extended by such delay. If Subtenant, with Sublandlord's consent, takes possession of the entire Subleased Premises prior to commencement of the term, Subtenant shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period from the beginning of possession and ending with the commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day. In the event Sublandlord has been unable to deliver possession of the entire Subleased Premises within 120 days from the Commencement Date, Subtenant, at Subtenant's option, may terminate this Sublease. In the event that Subtenant accepts possession of a portion of the Sublease Premises prior to the Commencement Date, no base rent shall be charged and its right to quiet enjoyment of the Premises shall be subject to the reasonable needs of the contractor in completing the Tenant Improvements under the Master Lease, and this Sublease; (Subtenant shall pay its prorata share of expenses in the event of occupancy prior to November 1, 1998).

6.      NOTICES:
        All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease, at the addresses shown on the signature page hereof. Sublandlord shall notify Subtenant of any Event of Default under the Master Lease, or of any other event of which Sublandlord has actual knowledge which will impair Subtenant's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublandlord's receipt of notice from the Landlord of an Event of Default or actual knowledge of such impairment. If Sublandlord elects to terminate the Master Lease, Sublandlord shall so notify Subtenant by giving at least 30 days notice prior to the effective date of such termination.

                                       C&C

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------


7.      BROKER FEE.
        Upon execution of the Sublease, Sublandlord shall pay Cornish & Carey Commercial, a licensed real estate broker, fees set forth in a separate agreement between Sublandlord and Broker.

8.      COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT
        Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Subtenant's use of the Subleased Premises or any portion thereof; (2) the use by a subtenant by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 8 shall be a condition of Sublandlord granting its consent to any assignment or Sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

9.      COMPLIANCE WITH NONDISCRIMINATION REGULATIONS:
        It is understood that it is illegal for Sublandlord to refuse to display or sublease the Subleased Premises, or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

10.     TOXIC CONTAMINATION DISCLOSURE:
        Sublandlord and Subtenant each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

        Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

        Sublandlord and Subtenant each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special

                                       C&C

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------


        Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps," as applicable.

        Sublandlord and Subtenant each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Subtenant agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublandlord, and neither Sublandlord nor Subtenant shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

11.     RENT ABATEMENT AND DAMAGES TO PERSONAL PROPERTY:
        In the event Sublandlord, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Subtenant shall be entitled to rent abatement in an amount that the net rentable area of the subleased premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the sublease term. In addition, any amounts paid or credited to Sublandlord under the terms of the Master Lease for damage to personal property shall be credited to Subtenant, subject to the same limitations set forth above.

SUBLANDLORD:  SARONIX, A CALIFORNIA CORPORATION

By: /s/ James Obendorf                                   Date:
    ------------------------------------                      ------------------
    James Obendorf, Vice President
    141 Jefferson Drive
    Menlo Park, CA  94025

SUBTENANT:    BROADBASE INFORMATION SYSTEMS, INC., A CALIFORNIA
              CORPORATION

By: /s/ Chuck Bay                                        Date:
    ------------------------------------                      ------------------
    Chuck Bay, Chief Financial Officer
    141 Jefferson Drive
    Menlo Park, CA  94025

                                       C&C

 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT

 ------------------------------------------------------------------------------


NOTICE TO SUBLANDLORD AND SUBTENANT: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLANDLORD AND SUBTENANT SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

[INSERT 4 PAGES OF GRAPHICS]

                           CORNISH & CAREY COMMERCIAL
                                       C&C
                               ONCOR INTERNATIONAL
 ------------------------------------------------------------------------------

                         SUBLEASE AGREEMENT ADDENDUM #1
 ------------------------------------------------------------------------------



ADDENDUM #1 TO THE SUBLEASE AGREEMENT DATED JUNE 1, 1998, BY AND BETWEEN SARONIX, A CALIFORNIA CORPORATION, SUBLANDLORD, AND BROADBASE INFORMATION SYSTEMS, INC., A CALIFORNIA CORPORATION, SUBTENANT, FOR THOSE PREMISES LOCATED AT 141 JEFFERSON DRIVE, MENLO PARK, CALIFORNIA.

 1. EARLY POSSESSION: Sublandlord shall use its best efforts to complete the Tenant Improvements and to have the entire Subleased Premises ready for occupancy by Subtenant by August 1, 1998. Sublandlord shall notify Subtenant as soon as the Subleased Premises are so ready. Subtenant, in its sole discretion, may then take possession of the entire Subleased Premises at any time prior to November 1, 1998. Subtenant shall be allowed access at least one (1) week prior to the commencement date, and after the substantial completion of the tenant improvements, to set up its operation in the Sublease Premises subject to the construction process and scheduling. Subtenant shall indemnify Sublandlord against any issues arising from the early occupancy.

 2. TENANT IMPROVEMENTS: Sublandlord shall cause to be constructed the following tenant improvements per Exhibit C which includes the items listed below:

             Alternate #1 - Duct work, plugs, carpet, lighting at open area Alternate #3 - Change roll-up door to storefront glass Alternate #4 - Office 174 to kitchen
             Alternate #5 - Add 4 conference rooms at north wall 182 Alternate #6 - Build 15' wall from the M-O line on 44 line Alternate #7 - New stair and railing to mezzanine
             Alternate #8 - New coffee counter room 178

        The cost of the tenant improvements including architectural, permit, construction management and other associated fees shall be split on the basis of 60% Sublandlord and 40% Subtenant up to $250,000. Costs above $250,000 shall be mutually approved by Sublandlord and Subtenant in writing in advance and such costs shall be shared equally by both parties.

 3. SIGNAGE: Subtenant at Subtenant's cost shall be allowed signage subject to Sublandlord's and City approval.

                           CORNISH & CAREY COMMERCIAL
                                       C&C
                               ONCOR INTERNATIONAL
 ------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT
 ------------------------------------------------------------------------------


 4. CONDITION OF PREMISES: Sublandlord shall deliver the Premises to Subtenant with the roof, HVAC, electrical, plumbing and lighting in good working condition, sufficient to support Subtenant's intended use. Said costs associated with delivery of premises in good working condition shall not be subtracted from Sublandlord's contribution to the Tenant Improvements described in Paragraph 2 of Addendum #1.

 5. PARKING: Subtenant shall be granted sixty (60) designated parking stalls (as designated in Exhibit B to this Sublease Agreement).

6. ASSIGNMENT & SUBLEASING: Subtenant shall have the right to assign or sublease the Subleased Premises, in accordance with the Master Lease, subject to Sublandlord's approval which shall not be unreasonably withheld. Any bonus rent shall be split 75/25 in favor of Sublandlord. Further, Sublandlord shall have the right to recapture the premises in the event of a Sublease after the first twelve (12) months of the Sublease term. Subtenant may sublease the Premises to Uroquest at any time during the Sublease term. Subtenant shall pay all costs of such Sub-Sublease or assignment, including brokerage commissions and tenant improvements. The brokerage commissions and tenant improvements costs of such Sub-Sublease or assignment shall be deducted in computing bonus rent and shall be charged against any portion of the bonus rent to which Sublandlord is entitled.

SUBLANDLORD:  SARONIX, A CALIFORNIA CORPORATION

By: /s/ JAMES OBENDORF                                    Date: 6/12/98
   -------------------------------------                       -----------------
    James Obendorf, Vice President

SUBTENANT:    BROADBASE INFORMATION SYSTEMS, INC., A CALIFORNIA
              CORPORATION

By: /s/ CHUCK BAY                                         Date: 6/11/98
   -------------------------------------                       -----------------
    Chuck Bay, Chief Financial Officer

                         SUBTENANT IMPROVEMENT AGREEMENT


        THIS SUBTENANT IMPROVEMENT AGREEMENT, dated as of June ____, 1998 ("Subtenant Improvement Agreement"), is made and entered into by and between SARONIX, a California corporation ("Sublessor"), and BROADBASE INFORMATION SYSTEMS, INC., a California corporation ("Subtenant"), under that certain sublease dated as of June 1, 1998 between them, affecting that real property commonly known as 141 Jefferson Drive, Menlo Park, California ("Sublease"). In the event of a conflict between this Subtenant Improvement Agreement and the Sublease, the Sublease shall govern.

        1.     DEFINITIONS

               Wherever used in this Subtenant Improvement Agreement, capitalized terms that are not defined herein shall have the meaning given to them in the Sublease. The following terms shall have the meanings set forth below:

               A. ALLOWANCE is the maximum amount Subtenant is required to pay toward the Construction Cost of the Initial Improvements, which amount is One Hundred Thousand Dollars ($100,000.00), plus 50% of overages above $250,000.00. Said costs above $250,000.00 shall be mutually approved in advance in writing by Sublandlord and Subtenant.

               B. ARCHITECT(S) collectively means SIGMATECH and LINCOLN's architect, each of whom shall be duly licensed by the State of California and in good professional standing.

               C. COMPLETION of the Initial Improvements is defined in Section 5.B.

               D. CONTRACTOR(S) means the General Contractor which is E.W. Thorpe and all other general contractors, design-build contractors, subcontractors, and material suppliers who provide labor and materials for construction of the Initial Improvements. To the extent required by Laws and Restrictions, each Contractor shall be duly licensed by the State of California insured as required by the Lease and Landlord and in good professional standing.

               E. CONSTRUCTION COST means the total for the following: (i) payments to Contractor(s) for labor, material, equipment, and fixtures supplied for the construction of the Initial Improvements pursuant to any construction contract entered into in accordance with this Subtenant Improvement Agreement,
(ii) payments to Architect(s) for design of Initial Improvements, and proportionately costs of project management fees and (iii) payments to governmental and quasi-governmental agencies for permits or for inspections of the Initial Improvements.

               F. CONSTRUCTION DOCUMENTS are (1) the Final Plans, (2) the construction contract(s) with Contractor(s), and (3) the agreement(s) with Architect(s).

               G. DESIGN & CONSTRUCTION SCHEDULE is the schedule for design, commencement, prosecution and Completion of the Initial Improvements which is attached to this Subtenant Improvement Agreement as Attachment I and incorporated herein by this reference.

               H. FINAL PLANS are those working drawings, plans, and specifications, and elevations prepared by the Architects and Subcontractors and approved by the parties and Landlord pursuant to this Subtenant Improvement Agreement which are identified in Attachment 2 which is attached to this Subtenant Improvement Agreement as Attachment 2 and incorporated herein by this reference.

               I. FORCE MAJEURE DELAY is a delay caused by a force majeure event beyond the reasonable control of the party required to perform, including, without limitation, general strikes, inclement weather, utility curtailments, and acts of God.

               J. INITIAL IMPROVEMENTS are all of those alterations, modifications, and improvements described on the Final Plans.

               K. SUBLESSOR'S REPRESENTATIVE is James Obendorf, or such other person as the Sublessor shall designate in writing to Subtenant as its authorized representative to administer this Subtenant Improvement Agreement.

               L. LAWS AND RESTRICTIONS means all laws (including without limitation the Americans with Disabilities Act and environmental laws), building codes, ordinances, regulations, title covenants, conditions, and restrictions, and casualty underwriters' requirements applicable to the Subleased Premises and the construction of improvements therein.

               M. PERMITS are all of the permits, approvals and consents of governmental authorities and third parties having jurisdiction over the work that are required for commencement and Completion of the Initial Improvements.

               N. SCHEDULED COMPLETION DATE is the scheduled date for Completion of the Initial Improvements specified in the Construction Schedule, except to the extent that such date is modified pursuant to Section 3.

               O. SUBTENANT'S REPRESENTATIVE is Chuck Bay, or such other person as the Subtenant shall designate in writing to Sublessor as its authorized representative to administer this Subtenant Improvement Agreement.

        2.     DESIGNATION OF REPRESENTATIVES

               Sublessor and Subtenant hereby respectively appoint the Sublessor's Representative and the Subtenant's Representative as their sole representatives for this Subtenant Improvement Agreement. Until replaced by written notice, the Sublessor's Representative and the Subtenant's Representative will have the full authority and responsibility to act for Sublessor and Subtenant respectively, as required by this Subtenant Improvement Agreement.

        3.     CONTRACT DOCUMENTS AND PERMITS

               A. PREPARATION & APPROVAL OF FINAL PLANS AND COST ESTIMATE. Subtenant shall cause the Architect to prepare (i) proposed Final Plans, and
(ii) any adjustment(s) to the Construction Schedule occasioned by the Final Plans on or before June ____, 1998. Sublessor and Subtenant shall review the Final Plans and any revisions to the Construction Schedule, and deliver to the other party and to the Architect, the party's written approval or disapproval thereof on or before June __, 1998. If disapproved in any respect, the parties shall confer and negotiate in good faith to agree upon the Final Plans and any modifications to the Construction Schedule, using all reasonable efforts to achieve final agreement on such items by June ___, 1998. Both parties shall initial each page of the approved Final Plans and any modifications of the Construction Schedule.

               Sublessor's and Subtenant's approval of the Final Plans and any Construction Schedule (subject to Landlord approval) modifications shall not be unreasonably withheld or delayed, provided, however, that Sublessor may withhold its approval in its sole discretion to any work which adversely affects the Building structure.

               Any disapproval by Sublessor or Subtenant shall be accompanied by a written statement of the disapproved item, the reasons for disapproval, and the specific changes required to make the item acceptable. If a party's written notice of disapproval is not delivered in accordance with the time limits and standards set forth in this Section, approval shall be deemed given.

               B. APPLICATION FOR APPROVALS. When Sublessor and Subtenant approve the Final Plans, Sublandlord shall submit them to all appropriate governmental agencies and third parties for issuance of the Permits required for the construction of the Initial Improvements. Subtenant shall put forth all reasonable cooperative efforts to obtain the Permits so as not to delay Completion of the Subtenant Improvements beyond the Scheduled Completion Date.

               C. CHANGES TO FINAL PLANS. The Final Plans and Construction Schedule established in accordance with this Section 3 may be modified only by a written change order ("Change Order") executed by Sublessor and Subtenant, which clearly describes (i) the change (subject to Landlord approval) (ii) the party required to perform the change, and (iii) any revision of the Construction Schedule occasioned by the change. Neither Sublessor nor Subtenant shall unreasonably withhold or delay its approval of a change (whether requested by a party or required by an applicable Law or Restriction ). If the parties are unable to agree upon any requested Change Order within five (5) days following written demand for such agreement, then either party may demand immediate commencement of mediation to resolve the dispute. Landlord shall not be obligated to go to mediation.

        4.     PERFORMANCE OF THE WORK

               A. SELECTION OF CONTRACTOR(S) AND SUPPLIERS. Construction of the Initial Improvements shall be performed by a General Contractor selected by Sublessor and approved by Subtenant, which approval shall not be unreasonably withheld.

               B. COMMENCEMENT AND COMPLETION OF SUBLESSOR'S WORK. When all Permits for the Initial Improvements have been obtained, Sublessor shall cause its Contractor(s) to commence and thereafter diligently to construct the Initial Improvements so that all of the Initial Improvements will be Completed (as hereinafter defined) on or before the Scheduled Completion Date.

               C. STANDARDS FOR PERFORMANCE OF THE WORK. Sublessor shall cause all the Initial Improvements to be constructed by well trained, adequately supervised workers, in a good and workmanlike manner, with new materials, free from design, material and workmanship defects, and in accordance with ail Construction Documents and all Laws and Restrictions.

        5.     COMPLETION OF THE WORK

               A. INSPECTION. Subtenant's Representative shall have the right to enter the Subleased Promises at all reasonable times to inspect the progress of the Initial Improvements.

               B. COMPLETION. The Initial Improvements shall be deemed "Complete" when (i) construction of the Initial Improvements has been completed in accordance with the Final Plans and applicable Laws and Restrictions; (ii) the General Contractor has certified in writing to Sublessor that the Initial Improvements have been constructed in accordance with the Final Plans and all applicable Laws and Restrictions; and (iii) all necessary governmental approvals for occupancy of the entire Subleased Premises have been obtained (including. if applicable, a Certificate of Occupancy).

        6.     PAYMENT OF CONSTRUCTION COST

               Not more frequently than once each week, Sublessor may deliver to Subtenant an application for reimbursement of Construction Costs incurred since the last application for reimbursement, accompanied by reasonable documentary evidence of the amount. On or before the seventh (7th) day following delivery of the application for reimbursement, Subtenant shall pay to Sublessor an amount equal to the amount set forth in such application for reimbursement if Sublessor also has delivered to Subtenant evidence and documentation adequately establishing that Sublessor has paid 60% of the aggregate Construction Cost incurred to such point, provided, any costs in excess of $250,000.00 shall be paid 50/50 by Sublandlord and Subtenant. Said excess costs shall be mutually approved in advance in writing.

        7.     OWNERSHIP & SURRENDER OF INITIAL IMPROVEMENTS

               All Initial Improvements shall be surrendered to Sublessor in the surrender condition required by the Sublease upon the expiration or earlier termination of the Sublease. Notwithstanding the foregoing, if Subtenant has paid directly or reimbursed Sublessor for any portion of the Construction Cost of the Initial Improvements, then as soon as possible after the Completion of the Initial Improvements, Sublessor and Subtenant shall designate as Subtenant's property ("Subtenant's Property") those Initial Improvements having a total cost approximately equal to the portion of the Construction Cost paid by Subtenant. In determining which Initial Improvements will be designated as Subtenant's Property, the parties shall confer in good faith and shall give preference for designation as Subtenant's Property to those Initial Improvements that are most readily removable from the Subleased Premises and those likely to have the most utility for Subtenant outside the Subleased Premises. Initial Improvements so designated as Subtenant's Property may be removed from the Subleased Premises subject to Master Lease and Sublease at any time by Subtenant. Subtenant also shall be entitled to all tax benefits, depreciation, insurance and condemnation proceeds, assignment and subletting value, and other ownership attributes of the Initial Improvements designated as Subtenant's Property. Upon request the Sublessor shall execute documents in form reasonably acceptable to Subtenant, acknowledging the Subtenant s right, title and interest in the Initial Improvements designated as Subtenant's Property. At the expiration or earlier termination of the Sublease, Subtenant shall not be required to remove any of the Initial Improvements. At the expiration or earlier termination of the Sublease, all Initial Improvements designated as Subtenant's Property, at Subtenant's election, may be (i) surrendered to Sublessor in the surrender condition required by the Sublease, or (ii) removed by Subtenant, provided Subtenant repairs all damage caused by removal of such Initial Improvements, provided, however Landlord shall not be bound by the provisions of this Section 7.

             IN WITNESS WHEREOF, the Sublessor and Subtenant have executed this Subtenant Improvement Agreement, intending to be bound thereby as of the date first above written.

Subtenant:                                   Sublessor:

BROADBASE INFORMATION                        SARONIX
SYSTEMS, INC., a California corporation      a California corporation

By: /s/ Chuck Bay                            By: /s/ James Obendorf
   --------------------------------             --------------------------------
Name:   Chuck Bay                            Name:   James Obendorf
      -----------------------------                -----------------------------
Title:                                       Title:
      -----------------------------                 ----------------------------

                                  ATTACHMENT 1

                         DESIGN & CONSTRUCTION SCHEDULE


                                                           DATE OR DAYS
A.      DESIGN SCHEDULE                                    TO COMPLETE
        ---------------                                    -----------

1.      Architect completes the proposed Final Plans.      June ___, 1998

2.      Sublessor and Subtenant approve/disapprove the     _____ days after
        proposed Final Plans, and any modifications to             Item 1.
        the Construction Schedule

3. Last day for Sublessor and Subtenant to agree upon and initial the Final Plans and any modifications to the Construction Schedule

B.      CONSTRUCTION SCHEDULE

4.      Scheduled Completion Date for Initial              _________, 1998
        Improvements

                                SARONIX/BROADBASE

                            UTILITY CHARGE ALGORITHM

A.      BACKGROUND

        Broadbase, a subtenant of Saronix will occupy approximately 20,941 sq.ft. of the facility at 141 Jefferson, Menlo Park, CA. The gross area of the whole facility is approximately 63,931 sq.ft. Broadbase will operate a software development operation with the majority of its space occupied by modular furniture cubicles. Saronix will operate its headquarters, development and manufacturing activities including significant process and Clean Room activities.

        In recognition of the differences between the two operation modes of the companies, it has been agreed to that an algorithm for sharing the aggregated utility cost is to be developed.

B.      UTILITY ALGORITHM

        The issues of property tax, janitorial and facilities maintenance have been dealt with separately in the subtenant lease between Broadbase and Saronix.

        Broadbase will contract and pay directly for its voice and data communication services in support of the facility.

        Utilities to be covered by the algorithm are: 1) electrical, 2) natural gas, 3) water.

C.      ALGORITHM ELEMENTS

                                Anticipated             Bases for             Broadbase
                                Monthly Cost           Allocation                Cost
        ----------------------------------------------------------------------------------------
        Electricity          Total anticipated             18%                  $2,952
                               $16,400/month

        Natural Gas          Total anticipated             28%                   $546
                                $1,950/month

        Water                Total anticipated             24%                   $116
                              bill $485/month
        ----------------------------------------------------------------------------------------
                                                                                $3,619
                                                                        (17.30cents/sq.ft./month)

D.      BASE POINT ADJUSTMENT

        In February 1999, an adjustment to the utility algorithm shall be made on the basis of actual experience taken from prior billings for the various utilities based on joint occupancy since November 1998. The charges paid by Broadbase prior to the base point adjustment shall be those agreed to in the initial algorithm. Going forward, Broadbase shall pay the adjusted utility cost as determined from the base point adjustment.



                                       18